UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 27, 2009

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Potrero Avenue

San Francisco, CA 94103-4813

(Address of principal executive offices) (Zip Code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2010 Dolby Executive Annual Incentive Plan

On October 27, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Dolby Laboratories, Inc. (the “Company”) adopted an executive cash bonus plan for fiscal 2010, entitled the 2010 Dolby Executive Annual Incentive Plan (the “Executive Plan”). A copy of the Executive Plan is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

Only Company executive officers and other officers of the Company who are selected by the Committee are eligible to receive bonuses pursuant to the Executive Plan. Individual target bonuses are based on a percentage of each executive officer’s salary. For fiscal 2010, the Committee set a target bonus for the Company’s principal executive officer of 100% of his base salary, and for each other executive officer, 65% of his respective base salary.

The actual bonus amount payable to our principal executive officer will be determined by multiplying his base salary by his target bonus percentage, but the actual bonus amount may be less than, or exceed, his target bonus, depending on the extent to which the Company meets certain non-GAAP operating income and revenue goals during fiscal 2010.

The actual bonuses for all other executive officers will be determined by multiplying base salary by the applicable target bonus percentage and then adjusting such number based on (i) the extent to which the Company meets the non-GAAP operating income and revenue goals and (ii) such other criteria as the Committee, with input from the principal executive officer, in its sole and absolute discretion, determines are appropriate to calculate and determine such final bonus amount for any such executive officer. As a result, the actual bonus amount paid to any such executive officer may be less than, or exceed, the executive officer’s target bonus.

No actual bonus payment to any executive officer may exceed the limitation set forth in the Company’s 2005 Stock Plan. An executive officer may only be paid a bonus under the Executive Plan if the Committee has certified that the non GAAP operating income and revenue goals have been met.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	2010 Dolby Executive Annual Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

By:	/s/ MARK S. ANDERSON
Mark S. Anderson Executive Vice President, General Counsel and Secretary

Date: November 2, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	2010 Dolby Executive Annual Incentive Plan